Exhibit 8.3

Our File:	05-1270
Date:	August 3, 2005

Seaspan Corporation

Attention: Gerry Wang

Room 503, 5/F

Lucky Commercial Center

103 Des Voeux Road West

Hong Kong

China

Ladies and Gentlemen:

Re:	Seaspan Corporation Registration Statement on Form F-1

We have acted as Canadian counsel to Seaspan Corporation (the “Company”), a corporation formed under the laws of the Republic of the Marshall Islands, in connection with the preparation of a Registration Statement on Form F-1 (No. 333-126762) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the offer and sale by the Company of Common shares of the Company.

In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Non-United States Tax Consequences – Canadian Federal Income Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Canadian federal income tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Yours truly,

/s/ Bull, Housser & Tupper LLP

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